AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT					1. CONTRACT ID CODE A
2. AMENDMENT/MODIFICATION NO. 0012			3. EFFECTIVE DATE 07/14/2005	4. REQUISITION/PURCHASE REQ. NO.	5. PROJECT NO. (If applicable)
6. ISSUED BY	CODE	00001	7. ADMINISTERED BY (If other than Item 6)		CODE
FCC /Contracts and Purchasing Center 445 12th St., SW, Washington, DC 20554
8. NAME AND ADDRESS OF CONTRACTOR (No., street, county, State and Zip Code)					9A. AMENDMENT OF SOLICITATION NO.
Neustar, Inc. 46000 Center Oak Plaza Sterling, VA 20166					9B. DATED (SEE ITEM 11)
				(X)	10A. MODIFICATION OF CONTRACT/ORDER NO. CON01000016
				(X)	10B. DATED (SEE ITEM 13)
CODE	FACILITY CODE
11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS

☐     The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers ☐ is extended, ☐ is not extended.

Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods:

(a) By completing Items 8 and 15, and returning             copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12. ACCOUNTING AND APPROPRIATION DATA (If required) No Funding Information
13. THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS. IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.
CHECK ONE
☐					A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.
☐

B.  THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.1 03(b).

☐					C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:
☒					D. OTHER (Specify type of modification and authority) FAR 1.6, Authority of Contracting Officers”
E. IMPORTANT: Contractor ☒ is not, ☐ is required to sign this document and return copies to the issuing office.
14. DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.) The above numbered contract is hereby modified to:
1) To accept change order #38 at a cost of $24,774.00 and change order #39 at a cost of $6,885.00. Copies of both change orders are attached.
2) Reject change orders 37 and 40.
All other terms and conditions remain the same.
Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.
15A. NAME AND TITLE OF SIGNER (Type or print)			16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print) Mark Oakey
15B. CONTRACTOR/OFFEROR		15C. DATE SIGNED	16B.	United States of America	16C. DATE SIGNED
			BY	/s/ Mark Oakey
(Signature of person authorized to sign)			(Signature of Contracting Officer)		07/14/2005

Line Item Summary	Document Number CON01000016/0012	Title Pooling Administrator – Neustar

Line Item Number	Description	Delivery Date (Start date to End date)	Quantity	Unit of Issue	Unit Price	Total Cost

No Changed Line Item Fields	Previous Total:
Modification Total:
Grand Total:

Address Detail	Title Pooling Administrator – Neustar	Document Number CON01000016/0012

Shipping Addresses
Code	Detail
0001	Org:	FCC Warehouse
	Addr:	9300 E. Hampton Drive

Capital Heights MD 20743
	Attn:	No Contacts Identified
	Phone:	( ) - ext
	Fax:	( ) - ext.

Invoice Addresses
Code	Detail
0001	Org:	FCC /Accounts Processing Branch
	Addr:	Financial Operations Division
445 12th St., SW

Washington DC 20554
	Attn:	No Contacts Identified
	Phone:	( ) - ext
	Fax:	( ) - ext.

National Pooling Administration

Change Order Proposal #39

(Thousands-Block Part 4 Report)

February 18, 2005

TABLE OF CONTENTS

1 Introduction
2 Service Provider Proposed Enhancement
3 The Proposal
4 Assumptions and Risks
5 Cost Assumptions and Summary
6 Conclusion

1   Introduction

1.1   Purpose and Scope

In accordance with NeuStar’s National Pooling Administration contract1 and our constant effort to provide the best support and value to both the FCC and telecommunications industry, NeuStar, as the National Pooling Administrator (PA), hereby submits this change order Proposal to the Federal Communications Commission (FCC) for approval.  This change order complies with contractual requirements set forth in Attachment B, Section C of the Thousands-Block Pooling Contractor Technical Requirements dated November 30, 2000, Sections 2.5 through 2.5.4, which reads as follows:

2.5  Changes in the Environment

The FCC may issue rules, requirements, or policy directives in the future, which may increase, decrease or otherwise modify the functions to be performed by the contractor.  The contractor is additionally subject to the provisions of the changes clause in Section 1.

2.5.1  Process

Accordingly, after a contractor is selected, the FCC, the NANC and/or the INC may establish NANP numbering resource plans, administrative directives, assignment guidelines (including modifications to existing assignment guidelines), and procedures that may have an effect on the functions performed by the contractor.

2.5.2  Changes

The contractor shall review changes when numbering resource plans, administrative directives, assignment guidelines, and procedures are initiated or modified to determine if there is any impact on the functions that they must perform.

2.5.3  Notifications

The contractor shall then, within a period of not more than 30 calendar days from said event (e.g., the date INC places an issue into Final Closure), provide the Contracting Officer, state PUCs, and the NANC with written notice regarding these changes and summarize the potential impact of the changes upon service and cost, if any.

2.5.4  Roles

The NANC shall review the notice and provide a recommendation to the FCC regarding the effect of the contractor’s notice and supporting documentation.

The contractor shall comply with state regulatory decisions, rules and orders with respect to pooling, as applicable, as long as they are not in conflict with FCC decisions, orders, and rules and are within state jurisdiction.

This document covers the required subject matters such as explaining the industry’s requirements, proposed solution, cost, risk, and assumptions.

2   Service Provider Proposed Enhancement

Currently there is no Thousands-Block Part 4 Report in the Pooling Administration System (PAS).  Such a report would identify all of the blocks assigned to a service provider, and their respective Part 4 due dates, to maximize effective Part 4 management at the block level.  As a result of a request from a service provider attached hereto in Appendix A, which proposed providing such a report, the Pooling Administrator submitted Change Order #25 to the FCC on November 20, 2003.

At present, the Part 3 Effective Date is not part of the Part lA Report in PAS.  Again based upon a request from a service provider attached hereto in Appendix B, we submitted Change Order #34 to the FCC on September 30, 2004.

On January 7, 2005, the FCC recommended that the PA cancel Change Orders #25 and #34 and resubmit a new change order based on the Numbering Oversight Working Group (NOWG) recommendations set forth below.  Change Order #39 is a result of that recommendation.  This document covers the required subject matters such as explaining the industry’s requirements, proposed solution, cost, risk, and assumptions.

In a document dated February 12, 2004 regarding Change Order #25, the NOWG recommended as follows to the FCC:

Initially, the NOWG consulted with the PA to determine if existing PA reports with similar data could be modified, as opposed to developing a new report for this application.  However, the PA explained it was necessary to develop the new report on a stand alone basis and using part of an existing report wouldn’t reduce the cost.

In review of the PA ‘s proposed search criteria required to create the new report(s), NOWG discovered the PAS functionality for Part 4 reports would not be comparable to that presently used by SPs today in NANPA’s NAS (formally CAS prior to February 9th) data base.  The PA advised NOWG that the search criteria would require the SP to specify OCN, state, NPA, and report type.  The SP would not be allowed to search independently by OCN, State, NPA or any combination of these data elements.  The NOWG believes the SP should be allowed to define either a narrow or broad search, using these data elements, which better meets specific business needs.  For example, the SP should be able to create a report by specifying one or more OCNs, which in turn would provide Part 4 information for all states and NPAs.

Based on this finding, the NOWG recommends this Change Order be denied as proposed by NeuStar PA.  The PA should allow more flexibility in the search functionality used to create SP reports.

In a document dated January 5, 2005 regarding Change Order #34, the NOWG indicated as follows to the FCC:

The originator of this request was attempting to find a way to determine when the Part 4 would be due for block assignments.  Since the Part 1A report is the only report currently available to SPs in PAS, this was an attempt to secure all of the information in “one place”.  Note: The originator withdrew their (sic) request.

The NOWG believes that the purpose of this change order will be better served with a Part 4 report that was proposed in change order 25.  Change order 25 was not recommended for approval by the NOWG due to the fact that the PA had not built-in enough flexibility in the search functionality used to create SP reports.

The NOWG suggests that the PA should create a new change order (incorporating NOWG recommendations from 25 and 34) for a Part 4 report that lists not only the LERG effective date, but also the date the Part 4 is due for each block assignment.  The report should also indicate if the Part 4 has been received or not.  (Indication could be as simple as the date the Part 4 was received and this field should be blank if the Part 4 has not yet been received by the PA.)

3   The Proposal

NeuStar’s National Pooling Administrator reviewed the NOWG’s recommendations from both the operational and technical perspectives.  We believe that our proposed solution based on the NOWG recommendation set forth below will meet the requirements of the industry in a cost effective and efficient manner.

Solution

Two new reports will be added to the Reports section in PAS, a Part 4 Report and an Assignments Needing Part 4 Report, both of which will be accessible to those service providers that are registered PAS users.

For the Part 4 Report, the PAS users will be able to specify the date range (optional) and/or DCN and/or state and/or NPA as their search criteria.  Based on their identified search criteria, PAS will generate a Part 4 Report with the following information; state, NPA, NXX, X, OCN, type of request, rate area, assignment date, effective date, in-service date, Part 4 received date, and submitter.  The PAS user will have the option of downloading the report in an Excel format or printing it directly from PAS.

For the Assignments Needing Part 4 Report, the PAS user will be able to specify the date range (optional) and/or OCN and/or state and/or NPA as their search criteria.  Based on their search criteria, PAS will generate the report with the following information; state, NPA, NXX, X, OCN, type of request, rate area, assignment date, effective date and Part 4 due date.  Again, the PAS user will have the option of downloading the report in an Excel format or printing it directly from PAS.

4   Risks and Assumptions

Part of the NeuStar’s National Pooling Administrator assessment of this change order is to identify the associated assumptions and consider the risks that have an impact on our operations.

A.  Assumptions

There are no new assumptions inherent in this proposal.

B.  Risks

The proposed solution does not present any additional risks to our operations.

C.  Impact on Operations

This proposed solution does not impact our operations because this change order only affects the system.

5   Cost Assumptions and Summary

As with any change order proposal, we also considered the associated costs that would be potentially be incurred in implementing the proposed solution.  These cost include the resources required to complete the milestones on a time line for implementing the processes and system delineated in this change order.  The timeline includes preparation, proper documentation updates, development, testing, monitoring, and execution of the solution.

The cost to implement the proposed solution is $6,885.00.

6   Conclusion

In conclusion, the NeuStar National Pooling Administrator has offered a viable solution that supports the NOWG recommendations and addresses the request of the service providers in accordance with contract terms, and we ask that the FCC review and approve this change order proposal.

APPENDIX A

------Original Message------

From: Stueckle, Rick

Sent: Tuesday, March 18,20035:48 PM

To: ‘florence.weber@neustar.biz’

Cc: Chester, Darin; Stueckle, Rick

Subject: Part 4 due Report - PAS

HI Florence,

Thanks for your help on this.  I made a mockup of the columns I want on the report.  We would want to report to come in excel or in a comma delimited flat file.  We would want it on the first day of the month, automatically sent to:

darin.chester@attws.com and rick.stueckle@attws.com

All blocks assigned to ... that have not had a part 4 turned in and approved by PAS would be on this report.  Data would be sorted by Part 4 due date, with those that are past due or currently due at the top, and the blocks most recently assigned at the bottom.  Once a block has a part 4 submitted and accepted then it falls off this report.

Please take a look and let us know what the charge would be so we can make a decision on this report.

Thanks much Florence!

Rick Stueckle

Manager, WNS National Number Administration

AT&T Wireless

Office 425-288-6787

INDUSTRY NUMBERING COMMITTEE (INC) ISSUE IDENTIFICATION FORM
ISSUE TITLE: Add a Part 4 due report to PAS at the block level
(Just like the report in CAS but with small modifications)

ISSUE ORIGINATOR: COMPANY: AT&T WIRELESS TELEPHONE #: 360-546-1520 REQUESTED RESOLUTION DATE:	ISSUE #: DATE SUBMITTED: DATE ACCEPTED: WORKSHOP ASSIGNED: LNPA CURRENT STATUS: RESOLUTION DATE:

1.  ISSUE STATEMENT: Currently there is no report identifying all of the blocks assigned to an SP, and their Part 4 due date, for effective Part 4 management at the block level.

2.  SUGGESTED RESOLUTION OR OUTPUT/SERVICE DESIRED: There needs to be a new report put on the PAS website, that is stored within the secure area of PAS under Reports, that allows the SP to pull a report of all 1K blocks where are Part 4 has not been turned into the PA.  Currently CAS has this report, but PAS does not.  The SP should be able to query this report at anytime via the PAS website, and do so at the NPA level and/or OCN level.  Report should have the ability to transfer to Excel easily.  This report should indicate the following columns (in order, left to right):

NPA

NXX

Block(s)

Block Assignment Date

LERG Effective Date

Part 4 Due Date

Resource Type (Initial or Growth)

Rate Center

State

User ID of block requestor

3.  OTHER IMPACTS (If any):

Pooling Administration System (PAS)

4.  CONTRIBUTIONS WORKED AGAINST ISSUE:

5.  CURRENT ACTIVITY:

6.  RESOLUTION:

UPDATED:

APPENDIX B

From: Good, Bree [Bree.Good@T-Mobile.com]

Sent: Thursday, July 15,20043:31 PM

To: Weber, Florence

Subject: RE: idea to help view PAS information

On the Part 1A Report you would like to see the Part 3 Effective Date added.  Yes this is correct

When you go to View Form and enter the block number, you would like to see the query results just limited to the specific block rather than everything associated with the Tracking Number.

Or                                                            If at all possible I think that the query results just limited to the specific block rather than everything associated with the Tracking Number is good, but to also add the NPA/NXX/X associated to the Part 1B, Part 3, Part 4 and Part 5 under the “Link to Form” heading also

When you go to View Form and enter the block number, you would like to see the block associated to the Part 1B, Part 3, Part 4 and Part 5 under the “Link to Form” heading.

Which option do you prefer?

Also, the change order that is pending with the FCC regarding adding a Thousands-Block Part 4 Report to PAS will provide the following information: state, NPA, NXX, X, OCN, type of request, rate center, assignment date, effective date, Part 4 due date, Part 4 received date and submitter.  This sounds good

------Original Message------

From: Weber, Florence [mailto:florence.weber@neustar.biz]

Sent: Thursday, July 15,20043:25 PM

To: Good, Bree

Subject: RE: idea to help view PAS information

Hi Bree,

This is a follow up to our earlier discussion.

On the Part 1A Report you would like to see the Part 3 Effective Date added.

When you go to View Form and enter the block number, you would like to see the query results just limited to the specific block rather than everything associated with the Tracking Number.

Or

When you go to View Form and enter the block number, you would like to see the block associated to the Part IB, Part 3, Part 4 and Part 5 under the “Link to Form” heading.

Which option do you prefer?

Also, the change order that is pending with the FCC regarding adding a Thousands-Block Part 4 Report to PAS will provide the following information: state, NPA, NXX, X, GCN, type of request, rate center, assignment date, effective date, Part 4 due date, Part 4 received date and submitter.

Please let me know if I’ve captured everything.

Florence

National Pooling Administration

Change Order Proposal #38

PAS Users’ Proposed Enhancements to the PAS — lQ2005

January 14, 2005

Table of Contents

1 Introduction
2 PAS users Proposed Enhancements
3 The Proposal
4 Assumptions and Risks
5 Cost
6 Conclusion

1   Introduction

1.1   Purpose and Scope

In accordance with NeuStar’s National Pooling Administration contract and our constant effort to provide the best support and value to both the FCC and the telecommunications industry, NeuStar, as the National Pooling Administrator (PA), hereby submits this change order proposal to the Federal Communications Commission (FCC) for approval. This change order complies with the contractual requirements set forth in Attachment B, Section C of the Thousands-Block Pooling Contractor Technical Requirements, dated November 30, 2000, Sections 2.5 through 2.5.4, which read as follows:

2.5  Changes in the Environment

The FCC may issue rules, requirements, or policy directives in the future, which may increase, decrease or otherwise modify the functions to be performed by the contractor. The contractor is additionally subject to the provisions of the changes clause in Section 1.

2.5.1  Process

Accordingly, after a contractor is selected, the FCC, the NANC and/or the INC may establish NANP numbering resource plans, administrative directives, assignment guidelines (including modifications to existing assignment guidelines), and procedures that may have an effect on the functions performed by the contractor.

2.5.2  Changes

The contractor shall review changes when numbering resource plans, administrative directives, assignment guidelines, and procedures are initiated or modified to determine if there is any impact on the functions that they must perform.

2.5.3  Notifications

The contractor shall then, within a period of not more than 30 calendar days from said event (e.g., the date INC places an issue into Final Closure), provide the Contracting Officer, state PUCs, and the NANC with written notice regarding these changes and summarize the potential impact of the changes upon service and cost, if any.

2.5.4  Roles

The NANC shall review the notice and provide a recommendation to the FCC regarding the effect of the contractor’s notice and supporting documentation.

The contractor shall comply with state regulatory decisions, rules and orders with respect to pooling, as applicable, as long as they are not in conflict with FCC decisions, orders, and rules and are within state jurisdiction.

This document provides the information required by the contract, such as identifying the new requirements of the expanded scope of work, offering our proposed solution, and addressing its cost, risks, and assumptions. These proposed changes were initiated by requests by PAS users, which include service providers and regulators.

2   PAS Users’ Proposed Enhancements

The PA has received the following requests from PAS users to add various items to the Pooling Administration System (PAS). In the judgment of the PA, these seven proposed changes will afford value to the users of PAS.

Request 1: It has been suggested that PAS users should have the option of having Part 3s, Part 4 reminders notices, etc. that are generated from the PAS, sent to an additional designated person or persons besides the user.

Request 2: Currently the block report can only be queried by state and NPA. A service provider requested that we enhance the existing query capabilities for the block report by allowing users to query at the rate center level in addition to the state and NPA.

Request 3: Currently the PAS help desk administrator must re-set the password for all external PAS users. It has been suggested that we allow users to request through the PAS that the system generate a new password for them, so they do not have to be dependent upon the Number Pooling Customer Support to reset the password.

Request 4: Currently, when the PA processes a block donation in PAS, an e-mail notification is automatically sent to the user with the message shown below, directing the user to check his or her work item list for further details.

The Pooling Administrator has processed donations submitted on 11/03. Please check your Work Item list in the Pooling Administration System for more details. Questions???? Please contact our Customer Support Desk at 866-NeuPool (866-638-7665)

The requestor suggested that the existing e-mail show the disposition of the block donation, to eliminate the additional step for the SP of locating the disposition of the block donation within the user’s work items in PAS.

Request 5: Currently, when PAS users apply for multiple blocks in PAS, they can submit one Part lA application only if the information for each thousand-block remains the same (effective date, rate center, switch, etc.). It has been suggested that the user should have the ability to specify a different effective date for each thousand-block when requesting multiple thousands-blocks on one application.

Request 6: Currently, when a service provider submits a block request, the PAS allows the user to view a list of available blocks and indicate a preferred thousands-block or thousands-blocks on his or her Part lA. However, the preferred block(s) may not be available by the time the application is processed. Some users have assumed that if they requested specific blocks on their applications, they will be issued those particular blocks at the time their requests are processed.

A service provider has suggested that a disclaimer should be added, explaining that even though a block may be available at the time of application, it may not be available at the time the PA processes the request.

Request 7: Currently, when a user has a period of inactivity in PAS that reaches 120 calendar days, the PAS user ID is deactivated. The user must then contact the Number Pooling Customer Support and request to have his or her user ID re-activated and a new password issued, which requires the written approval from the company contact listed in the user’s profile. It has been suggested that the PAS notify the user via an e-mail of the pending de-activation date.

3   The Proposal

NeuStar’s National Pooling Administrator has reviewed the proposed PAS user enhancements from both the operational and technical perspectives. We believe that our proposed solutions as set forth below will benefit the industry in a cost-effective and efficient manner.

Solution

Request 1: Add a new section to the user profile screen entitled “Additional Contacts.” This will allow the user to add up to three additional contacts and provide the ability to specify which forms or notices those additional contacts should receive.

Request 2: Add the rate center as an additional search criterion to the block report. This additional search criterion will allow the user to narrow the query to the rate center level.

Request 3: Add a new option to the user profile link entitled “Re-set Password” which will allow users to request that the PAS reset their respective passwords at any time, as long as they have their current password, without the need to go through the help desk. The PAS will then generate a new eight character alphanumeric password.

Request 4: Add information in the body of the e-mail response to the user, advising of the disposition of each block listed on the donation request.

Request 5: For all new individual block requests, new full NXX requests to replenish the pool, and full NXX requests for an LRN, the PAS will be modified to allow the user to request a different effective date for each block requested as long as all the other block information is the same. In addition, on each preliminary Part 1B screen, a PAS change will permit the user to enter a different block effective date than the dates requested in Section 1.3 of the Part 1A. The standard 31-calendar day interval will be populated, and it will be the responsibility of the user to modify the effective date.

Request 6: Add a disclaimer notice on the PAS Part 1A screen in the thousands block assignment preference section explaining that even though a block may be available at the time of application, it may be not be available at the time the PA processes the request.

Request 7: PAS will be modified to notify the user via an e-mail of the pending deactivation date of his or her password at least ten calendar days prior to the planned deactivation date and then (if there is still no activity) again three calendar days prior to the planned deactivation date. This will allow the user to log in to the system and re-start the clock for inactivity status.

4   Assumptions and Risks

Part of the Pooling Administrator’s assessment of this change order is to identify the associated assumptions and consider the risks that can have an impact on our operations.

This Change Order affects only the system, and would have no impact on our day-to-day operations.

5   Cost

As with any change order proposal, we also considered the associated costs that would potentially be incurred in implementing the proposed solutions. These costs include the resources required to complete the milestones on a timeline for implementing the processes and system delineated in this change order. The timeline includes preparation, proper documentation updates, development, testing, monitoring, and execution of the solution.

The cost to implement all of our proposed solutions at one time would be $24,774.00.

The cost for each individual proposal is as follows:

Request 1: $8,640.00

Request 2: $1,679.00

Request 3: $2,320.00

Request 4: $1,679.00

Request 5: $7,967.00

Request 6: $321.00

Request 7: $3,679.00

6   Conclusion

In conclusion, the Pooling Administrator offers viable solutions that address the various requests of the PAS users in accordance with contract terms, and we ask that the FCC review and approve this change order proposal.